Exhibit 4.1

THE TITAN CORPORATION,
AS ISSUER,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
AS TRUSTEE,

AND

THE GUARANTORS NAMED
ON THE SIGNATURE PAGES HEREOF,

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JULY 22, 2005

TO

INDENTURE

DATED AS OF MAY 15, 2003

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of July 22, 2005, by and among The Titan Corporation, a Delaware corporation (the “Company”), the Guarantors named on the signature pages hereof (collectively, the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered an indenture dated as of May 15, 2003 (the “Original Indenture”), by and among the Company, the Guarantors and the Trustee, pursuant to which the Company has issued $200,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2011 (the “Notes”) and the Guarantors have executed and delivered their guarantees of the Notes (the “Guarantees”);

WHEREAS, the Company has entered into a definitive agreement whereby all of the outstanding shares of common stock of the Company shall be acquired by L-3 Communications Corporation (“L-3”) (the “Acquisition”);

WHEREAS, in connection with the Acquisition, L-3 has offered to purchase for cash any and all outstanding Notes (the “Tender Offer”) pursuant to an Offer to Purchase and Consent Solicitation Statement dated June 30, 2004 (the “Offer to Purchase”);

WHEREAS, in connection with the Tender Offer, L-3 has requested that holders of the Notes deliver their consents with respect to certain amendments to the Original Indenture (the “Consent Solicitation”);

WHEREAS, Section 9.2 of the Original Indenture provides that the Company, the Guarantors and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes to, among other things, amend or supplement certain provisions of the Original Indenture;

WHEREAS, the holders of at least a majority in aggregate principal amount of the Notes outstanding have consented in the Consent Solicitation to the amendments to the Original Indenture hereinafter set forth and the execution of this First Supplemental Indenture;

WHEREAS, the Company, the Guarantors and the Trustee desire to enter into this First Supplemental Indenture for the purpose of changing and eliminating certain provisions of the Original Indenture; and

WHEREAS, all conditions precedent related to the entering of this First Supplemental Indenture have been satisfied.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee for the benefit of each other and for the equal and ratable benefit of the holders of the Notes agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Indenture.

ARTICLE II.

OPERATION OF AMENDMENTS

Upon the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors and the Trustee, this First Supplemental Indenture shall become effective and the Original Indenture and the Notes and Guarantees issued thereunder shall be amended and supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every holder of Notes authenticated and delivered under the Original Indenture shall be bound hereby; provided, however, that the First Supplemental Indenture shall not become operative with respect to the Original Indenture, any Notes or the Guarantees of the Guarantors unless and until (1) L-3 accepts for payment, pursuant to the offer to purchase Notes as set forth in the Offer to Purchase, at least a majority in aggregate principal amount of the outstanding Notes, and pays to the Depositary the aggregate Total Consideration therefor (as such term is defined in the Offer to Purchase) and (2) the Acquisition is consummated, at which time this First Supplemental Indenture shall automatically become operative with respect to the Original Indenture, the Notes and the Guarantees of the Guarantors, and the provisions of the Original Indenture, as so amended, shall bind all holders of Notes without the requirement of any further action by or notice to the Company, the Guarantors, the Trustee or any holder of Notes.

ARTICLE III.

AMENDMENTS TO THE INDENTURE

Section 3.1.            Deletion of Certain Provisions.  Subject to Article II hereof, each of the following provisions of the Original Indenture (and any corresponding provision of any Note) is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Original Indenture (or any Note): Section 4.3 (SEC Reports), Section 4.5 (Taxes), Section 4.6 (Stay, Extension and Usury Laws), Section 4.7 (Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock), Section 4.8 (Limitation on Liens), Section 4.9 (Limitation on Restricted Payments), Section 4.10 (Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries), Section 4.11 (Limitation on Transactions with Affiliates), Section 4.12 (Limitation on Sale of Assets and Subsidiary Stock), Section 4.14 (Limitation on Layering Indebtedness), Section 4.15 (Subsidiary Guarantors), Section 4.16 (Limitation on Status as an Investment Company), Section 4.17 (Maintenance of Properties and Insurance), Section 6.1(3), Section 6.1(6), Section 6.1(7), Section 6.1(8) and Article X.

Section 3.2.            Release of Guarantors.  Subject to Article II hereof, each of the Guarantors named on the signature pages of the Original Indenture or this First Supplemental Indenture is hereby released from its obligations under its Guarantee.

Section 3.3.            Amendment to Article V of the Original Indenture. Subject to Article II hereof, Section 5.1 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“SECTION 5.1                               MERGER, CONSOLIDATION OR SALE OF ASSETS

The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Company’s assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(1)  either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations in connection with the Notes and this Indenture; and

(2)  no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction.”

Section 3.4.            Amendment to Exhibit to the Original Indenture. Subject to Article II hereof, Exhibit E to the Original Indenture is hereby deleted in its entirety.

Section 3.5.            References to Deleted or Amended Provisions.  Subject to Article II hereof, all references in the Original Indenture and any Note, as amended by this Article III, to any of the provisions deleted and eliminated as provided herein, or to terms defined in such provisions, shall also be deemed deleted and eliminated.  Effective as of the date hereof, none of the Company, the Guarantors, the Trustee or other parties to or beneficiaries of the Original Indenture shall have any rights, obligations or liabilities under such Sections or subsections and such deleted Sections or subsections shall not be considered in determining whether a Default or Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Original Indenture or any Note.

Section 3.6.            Amendment of Definitions.  Subject to Article II hereof, the Original Indenture is hereby amended by deleting any definitions from the Original Indenture with respect to which references would be eliminated as a result of amendments to the Original Indenture pursuant to this Article III.

ARTICLE IV.

MISCELLANEOUS

Section 4.1.            Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

Section 4.2.            No Other Amendments. Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof.

Section 4.3.            Provisions Binding on the Company’s Successors. Any covenants and agreements contained in this First Supplemental Indenture made by the Company or the Guarantors shall bind their successors and assigns whether so expressed or not.

Section 4.4.            Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES.

Section 4.5.            Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 4.6.            Headings.  The article and section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.7.            Trust Indenture Act.  Nothing in this First Supplemental Indenture shall cause the Original Indenture to fail to qualify under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and in the event of any conflict between the terms of this First Supplemental Indenture and the Trust Indenture Act, the terms of this First Supplemental Indenture shall be deemed modified to comply with the Trust Indenture Act.

Section 4.8.            Trustee.  The recitals contained herein are those of the Company and the Guarantors and not the Trustee.  The Trustee makes no representations as to the validity or adequacy of this First Supplemental Indenture.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Original Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

Section 4.9.            Guarantors.  The Company hereby represents and warrants that this First Supplemental Indenture is being executed by all Guarantors in existence as of the date hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

THE TITAN CORPORATION

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Yana Kalachikova
	Name:	Yana Kalachikova
	Title:	Associate

GUARANTORS:

CAYENTA OPERATING LLC

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

SHELLCO, INC. (formerly known as DataCentric Automation Corporation)

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

INTERNATIONAL SYSTEMS, LLC

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

PROCOM SERVICES, INC.

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer, Secretary and Treasurer

TITAN AFRICA, INC.

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

TITAN FACILITIES, INC. (formerly known as Delta Construction Management, Inc.)

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

TITAN SCAN TECHNOLOGIES CORPORATION

By:	/s/	Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

TITAN WIRELESS, INC.

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

TITAN WIRELESS AFRIPA HOLDING, INC.

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer

LINCOM WIRELESS, INC.

By:	/s/ Mark W. Sopp
	Name:	Mark W. Sopp
Title: Senior Vice President, Chief Financial Officer and Treasurer